THELEN REID & PRIEST LLP
                                                                Attorneys at Law
                                                        ------------------------

                                                                875 Third Avenue
                                                         New York, NY 10022-6225

                                                               Tel. 212.603.2000
                                                               Fax  212.603.2001

                                                              www.thelenreid.com


                                            July 1, 2003


Oncor Electric Delivery Transition Bond Company LLC
Energy Plaza
1601 Bryan Street, Suite 2-023
Dallas, Texas 75201

     Re:  Oncor Electric Delivery Transition Bond Company LLC

Ladies and Gentlemen:

     We have acted as special counsel to Oncor Electric Delivery Transition Bond Company LLC, a Delaware limited liability company (the "Company") and Oncor Electric Delivery Company, a Texas corporation ("Oncor"), in connection with the preparation of the Registration Statement on Form S-3 (Registration No. 333-91935), as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to transition bonds (the "Transition Bonds") of the Company to be offered in such manner as described in the form of the prospectus (the "Prospectus") included as part of the Registration Statement. The Transition Bonds are to be issued under an Indenture, as supplemented by one or more series supplements thereto (the "Indenture"), between the Company and The Bank of New York, a New York banking corporation, as indenture trustee ("Indenture Trustee"). Capitalized terms used in this letter and not defined herein have the meanings given to such terms in the Indenture.

     We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issuance and sale of the Transition Bonds. In this regard, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and Oncor and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, Oncor and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.


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Oncor Electric Delivery Transition Bond Company LLC
July 1, 2003
Page 2


         In our examination, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company). As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon representations included in the documents we have examined, upon certificates of officers of the Company and Oncor, and upon certificates of public officials, including representations and warranties of the Company and Oncor.

     For purposes of the opinions expressed below, we assume the following:

     (a) the Registration Statement will become effective;

     (b) the proposed transactions are consummated as contemplated in the Registration Statement;

     (c) prior to the issuance of any series or class of Transition Bonds:

          (i) all necessary orders, approvals and authorizations for the Company's purchase, from time to time, of Transition Property from Oncor, in exchange for the net proceeds of Transition Bonds will have been obtained by the Company;

          (ii) the Amended and Restated Limited Liability Company Agreement of the Company will have been executed and delivered by an authorized representative of Oncor as sole member of the Company;

          (iii) the Indenture and the Series Supplement will have been executed and delivered by the Company's authorized representative and by the trustee named therein;

          (iv) the maturity dates, the interest rates, the redemption provisions and the other terms of the Transition Bonds being offered will be fixed in accordance with the terms of the Indenture;

          (v) the related Sale Agreement between the Company, as purchaser and Oncor, as seller, will have been executed and delivered;

          (vi) the related Servicing Agreement between the Company and Oncor, as servicer, will have been executed and delivered;

          (vii) the Administration Agreement between the Company and Oncor, as Administrator, will have been executed and delivered;

Oncor Electric Delivery Transition Bond Company LLC
July 1, 2003
Page 3


          (viii) the related Underwriting Agreement between the Company, Oncor and the underwriters named therein relating to the series or class of Transition Bonds (the "Underwriting Agreement") will have been executed and delivered;

          (ix) the Intercreditor Agreement will have been executed and delivered;

          (x) the related Issuance Advice Letter will have been completed and filed with, and approved, by the PUC; and

     (d) the Indenture will be qualified in accordance with the provisions of the Trust Indenture Act of 1939, as amended.

     Based on and subject to the foregoing, we are of the opinion that, when properly executed and authenticated in accordance with the Indenture and the Series Supplement, when delivered against payment of the purchase price provided for in the Underwriting Agreement, and upon satisfaction of all other conditions contained in the Indenture, the Series Supplement and the Underwriting Agreement, the Transition Bonds will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditor's rights generally and
(2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity)

     We hereby confirm our opinion as set forth under the caption "MATERIAL UNITED STATES FEDERAL INCOME TAX MATTERS FOR THE HOLDERS OF TRANSITION BONDS" in the Prospectus constituting a part of the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "VARIOUS LEGAL MATTERS RELATING TO THE TRANSITION BONDS" in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission, except with respect to the immediately preceding paragraph.

     We are members of the New York Bar and do not hold ourselves out as experts in the laws of the States of Texas or Delaware. With your consent, we have relied upon the opinion of even date herewith of Hunton & Williams LLP, Dallas, Texas, counsel for the Company, as to all matters of Texas Law and Richards, Layton and Finger, P.A., as to all matters of Delaware law.


                                            Very truly yours,

                                            /s/ THELEN REID & PRIEST LLP

                                            THELEN REID & PRIEST LLP